                                                                   Exhibit 32(a)

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Lynch Corporation (the
"Company") on Form 10-Q for the period ending March 31, 2006, as filed with the
Securities and Exchange Commission on the date hereof (the "Report"), I, John C.
Ferrara, Principal Executive Officer of the Company, and I, Eugene Hynes,
Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002, that:

          (1)  The Report fully complies with the requirements of section 13(a)
     or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
     Company.

                                             /s/ John C. Ferrara
                                             -----------------------------------
                                             John C. Ferrara
                                             PRINCIPAL EXECUTIVE OFFICER
May 11, 2006

                                             /s/ Eugene Hynes
                                             -----------------------------------
                                             Eugene Hynes
                                             PRINCIPAL FINANCIAL OFFICER
May 11, 2006

     A signed original of this written statement required by Section 906 has been provided to Lynch Corporation and will be retained by Lynch Corporation and furnished to the Securities and Exchange Commission or its staff upon request.